                                                                    EXHIBIT 10.6


                                LEASE AGREEMENT

     THIS LEASE AGREEMENT is made this 28 day of February, 1995, between SCI
                                       --
NORTH CAROLINA LIMITED PARTNERSHIP ("Landlord"), and the Tenant named below.


Tenant:                        FUTRONIX CORPORATION, a Texas corporation

Tenant's representative,       Mr. Terry Hunt; 12614 Hempstead Highway
address, and phone no.:

                               Houston, Texas 77092; (713) 329-1100
                                                           --------


Premises:                      Approximately 32,000 square feet as shown on
                               Exhibit A.

Project:                       Charlotte Distribution Center

Building (if not the same
as the Project):               Building #1, Distribution Center Drive,
                               Charlotte, North Carolina

Tenant's Proportionate
Share of Project:              63%

Tenant's Proportionate
Share of  Building:            63%

Lease Term:                    Beginning on the Commencement Date and ending on
                               the last day of the 36th full calendar month thereafter.

Commencement Date:             June 1, 1995 (See Addendum One)
                                             ----------------

Monthly Base Rent:                                                    $10,020.00

Estimated Monthly              1.  Utilities:            $ N/A
Operating Expense
Payments:                      2.  Common Area Charges:  $480.00
(estimates only  and
subject to adjustment to       3.  Others:               $ N/A
actual costs and expenses
according to the provisions
of this Lease)

Total Estimated Monthly
Operating Expense Payments:                                           $480.00

Total Monthly Base Rent
and Operating Expense
Payments:                                                             $10,500.00

Base Year:            Taxes - $0.30 per sq. ft./year; Insurance - $0.04
                      per sq. ft./year

Security Deposit:     None

Broker:               Trammell Crow, SE, Inc.

Addenda: Addendum One (Additional Provisions); Addendum Two (Construction); Addendum Three (Right to Extend Term); Exhibit A

     1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

     2. ACCEPTANCE OF PREMISES. Tenant accepts the Premises in its condition as of the date hereof, subject to all applicable laws, ordinances and regulations; provided, however, Landlord agrees to install the tenant improvements (the "Initial Tenant Improvements") described in the Construction Addendum, if any, attached hereto. Tenant acknowledges that Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for any punch list items agreed to in writing by Landlord and Tenant. In no event shall Landlord be liable for any defects in the Premises or for any limitation on its use. See Addendum One.
                        ----------------

     3. USE. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto; provided, however, with Landlord's prior written consent, Tenant may also use the Premises for light manufacturing. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste thereon.

          Tenant, at its sole expense, shall comply with all laws (including, without limitation, Environmental Requirements, as defined herein, and laws regarding access for handicapped or disabled persons), ordinances and regulations, and all declarations, covenants, and restrictions, applicable to Tenant's use or occupation of the Premises, and with all governmental orders and directives of public officers which impose any duty or restriction with respect to the use or occupation of the Premises. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. No use shall be made of the Premises that would constitute the Project as a place of public accommodation under the Americans with Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time (the "ADA"); and Tenant shall cause the Premises (and, to the extent required by improvements to the Premises, the Project) to comply with the ADA. SEE ADDENDUM
                                                                    ------------
ONE.
- ---

          Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other tenants of the Project. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. SEE ADDENDUM ONE.
                                      ----------------

     4. BASE RENT. Tenant shall pay Base Rent in the amount set forth above. The first month's Base Rent, and the first monthly installment of estimated Operating Expenses (as hereinafter defined) shall be due and payable on the Commencement Date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice
delivered in accordance herewith.   The obligation of Tenant to pay Base Rent
and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Tenant waives and releases all statutory liens and offset rights as to rent.

          If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 10 days, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

     5.   SECURITY DEPOSIT.  INTENTIONALLY DELETED
                             ---------------------

     6. OPERATING EXPENSE PAYMENTS. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/2 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: utilities (to the extent not separately metered); maintenance and repair of all portions of the Project, including without limitation, paving and parking areas, roads, roofs, alleys, and driveways, mowing, landscaping, exterior painting, utility lines, mechanical systems and other items described in Paragraph 11 below; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; fees payable to tax consultants and attorneys for consultation and contesting taxes; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of 15 percent of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project in order to comply with applicable laws or codes as amended from time to time or that are appropriate to the continued operation of the Project as a bulk warehouse facility in the market area, provided that the cost of such additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. In addition, Operating Expenses shall include (i) the amount by which Taxes (hereinafter defined) for each calendar year during the Lease term exceeds Taxes for the Base Year, and (ii) the amount by which the cost of insurance maintained by Landlord for the Project for each calendar year during the Lease term exceeds the cost of such insurance for the Base Year. Operating Expenses do not include costs or expenses or depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants.

          If Tenant's total payments for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, Tenant shall pay the difference to Landlord within 30 days after demand. If the total payments of Tenant for any year are more than Tenant's Proportionate Share of actual Operating Expenses for such year, Landlord shall retain such excess and credit it against Tenant's next payments. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page

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of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

     7. UTILITIES. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises (to the extent separately metered), all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord shall have the right to cause at Tenant's expense any of said services to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. Landlord shall not be liable for any interruption or failure of utilities or any other service to the Premises and no such interruption or failure shall result in the abatement of rent hereunder.
Tenant agrees to limit use of water and sewer for normal restroom use and nothing herein contained shall impose upon Landlord any duty to provide sewer or water usage for other than normal restroom usage.

     8. TAXES. Landlord agrees to pay all taxes, assessments and governmental charges of any kind and nature (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, provided Landlord shall have the right to contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy, or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

     9. INSURANCE. Landlord shall maintain fire and extended coverage insurance covering the Project as Landlord deems appropriate. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant hereunder. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord deems reasonably necessary as a result of Tenant's use of the Premises. SEE ADDENDUM ONE.
                                                         ----------------

          Tenant, at its expense, shall maintain during the Lease Term a policy or policies of: fire and extended coverage insurance covering the replacement cost of all property and improvements, installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; commercial liability insurance, with liability limits of not less than $2,000,000 combined single limit per occurrence (together with such umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises; provided, however, that Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days prior written notice shall be given to Landlord, and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

          The fire and extended coverage insurance obtained by Landlord and Tenant shall include a waiver by subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk covered by fire and extended coverage property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver.

     10. LANDLORD'S REPAIRS. Landlord shall maintain, at its expense, only the structural soundness of the roof, foundation, and exterior walls of the building of which the Premises are a part in good repair, reasonable wear and tear and casualty losses and damages caused by Tenant excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall immediately give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair. SEE ADDENDUM ONE.
                                                ----------------

     11. TENANT'S REPAIRS. Landlord shall maintain in good repair and condition all parts of the Premises and the parking areas, driveways, alleys, spur tracks, and landscape and grounds surrounding the Premises. Such maintenance shall be at Tenant's cost and expense except as to those repairs for which Landlord is responsible under Paragraph 10; provided, however, if Tenant leases less than the entire Project, Tenant shall only be responsible for its Proportionate Share of the costs of maintaining any items outside its Premises. Landlord shall at Tenant's expense maintain the heating and air conditioning and other mechanical systems and components of the Premises, including lighting, electrical systems, and plumbing lines and equipment. Tenant shall reimburse Landlord for all such costs and expenses in accordance with the provisions of Paragraph 6 above, except to the extent such repairs and replacements are covered by insurance on the Project under policies naming Landlord as the insured. Notwithstanding the foregoing, Landlord may at any time require Tenant to assume the maintenance and repair obligations set forth in this paragraph as they relate to the Premises. In such case, Tenant, at its own cost and expense and subject to Landlord's prior right to contract for such services, shall enter into and deliver to Landlord one or more maintenance service contracts acceptable to Landlord with a contractor(s) approved by Landlord for hot water, heating and air conditioning, and other mechanical systems and equipment within or serving the Premises. At Landlord's request, Tenant shall also sign a joint maintenance agreement with the railroad company, if any, serving the Premises. The service and maintenance contract(s) must include all services required by Landlord and must become effective within 30 days after Landlord's request. In the event Tenant does not so deliver the service contract(s), Landlord shall have the right to contract for said service without notice to Tenant, and Tenant shall upon demand reimburse Landlord for the full cost thereof. Subject to the provisions of Paragraph 15, Tenant shall repair and pay for any damage to the Premises or the Project caused by Tenant or Tenant's employees, agents, or invitees, or caused by Tenant's default hereunder.

     12. TENANT IMPROVEMENTS AND TRADE FIXTURES. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant Improvements") shall be subject to Landlord's prior written consent. All Tenant Improvements shall comply with insurance requirements and with applicable laws, ordinances, and regulations, including, without limitation and to the extent applicable, laws and regulations regarding removal or alteration of structural or architectural barriers to handicapped or disabled persons (and Tenant shall construct at its expense any alteration required by such laws or regulations, as they may be amended). All Tenant Improvements shall be constructed in a good and workmanlike manner and only good grades of materials shall be used. All plans and specifications for any Tenant Improvements shall be submitted to Landlord for its approval, and Landlord may monitor construction of the Tenant Improvements. Landlord may post on and about the Premises notices and give notices that Landlord shall not be liable on account of any damage or claim in connection with such construction, and Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction. Landlord's right to review plans and specifications and monitor construction shall be solely for its benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules, or regulations. At

Landlord's request, Tenant shall obtain payment and performance bonds for any Tenant Improvements which bonds shall be delivered to Landlord prior to commencement of work on the Tenant Improvements and shall be in form and substance satisfactory to Landlord. Upon completion of any Tenant Improvements, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant Improvements and final lien waivers from all such contractors and subcontractors. SEE ADDENDUM ONE.
                                                            ----------------

          Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") as it desires provided that such items do not alter the basic character of the Premises or the Project, do not overload or damage the same, and may be removed without injury to the Premises, and provided that the construction, erection, and installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord's reasonable requirements. Subject to Paragraph 38 below, upon the expiration of the Lease Term, Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal (reasonable wear and tear excepted), by the last day of the Lease Term.

     13. SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. Upon vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the building facia surface to which its signs are attached (reasonable wear and tear excepted). Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements. SEE ADDENDUM ONE.
               ----------------

     14. PARKING. Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. SEE ADDENDUM ONE.
                                   ----------------

     15. FIRE AND CASUALTY DAMAGE. If at any time during the Lease Term, the Premises or the Project is damaged by fire or other casualty, Landlord shall notify Tenant, within 45 days after such damage, as to the amount of time Landlord reasonably estimates it will take to repair such damage. If the amount of such time exceeds 4 months, either Landlord or Tenant may elect, upon notice to the other party delivered as soon as practicable but not later than 30 days after Landlord's notice, to terminate this Lease. If neither party elects to terminate this Lease or if Landlord estimates that the damage will take 4 months or less to repair, Landlord shall promptly repair and reconstruct the improvements, subject to delays arising from the collection of insurance proceeds or from Force Majeure events, except that Landlord shall not be required to repair and reconstruct any fixtures, additions or other improvements paid for by Tenant; and this Lease shall remain in full force and effect provided that the Lease Term will be extended for a time equal to the period beginning on the date the loss or damage was suffered until the repairs and replacement are completed. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, all repairs or restoration not required to be done by Landlord and shall promptly reenter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the improvements are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage.

          If the Premises or a portion thereof is not usable as a result of damage by fire or other casualty to the Premises or building in which the Premises are located, and Landlord elects to repair and /or reconstruct the damaged improvements, Base Rent shall be abated for the period of repair and reconstruction in the proportion which the area of the Premises which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and to the extent permitted by applicable law, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.


     16. CONDEMNATION. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such an extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

     17. ASSIGNMENT AND SUBLETTING. Without Landlord's prior written consent, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership controlling Tenant shall be deemed an assignment of this Lease unless Tenant's ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease.

          Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). SEE
                                                                      ---
ADDENDUM ONE.  In the event that the rent due and payable by a sublessee or
- -------------
assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all such excess rental and other excess consideration within 10 days following receipt thereof by Tenant.

          If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concession or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties or obligations hereunder.

     18. INDEMNIFICATION AND WAIVER. Except for Landlord's negligence and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents and employees, from and against any and all losses, liabilities, damages, costs, and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under the provisions of this Paragraph 18.

          Landlord and its agents and employees shall not be liable for, and Tenant hereby waives all claims against such parties for, damage to property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or in or about the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents or employees; provided, however, such waiver as to Tenant's tangible personal property shall only be effective to the extent such property is insurable.

     19. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers or, during the last year of the Lease Term, to prospective tenants; in addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale.

     20. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

     21. SURRENDER. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Landlord may, by notice to Tenant, require Tenant at Tenant's expense to remove any or all Trade Fixtures and/or any or all Tenant Improvements, including the Initial Tenant Improvements, and to repair any damage caused by such removal. Any Trade Fixtures or Tenant Improvements not so removed by Tenant as permitted or required herein shall be deemed abandoned and stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All Tenant Improvements except those which Landlord requires Tenant to remove shall remain in the Premises as the property of Landlord. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, all payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises.

     22. HOLDING OVER. If, for any reason, Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed for Tenant to retain possession of the Premises.

     23. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

          (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days from the date such payment was due.

          (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "Bankruptcy Proceeding");
(C) become the subject of any Bankruptcy Proceeding which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

          (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

          (iv) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease SEE ADDENDUM ONE.
            -----------------

          (v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

          (vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

          (vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided therein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default.

     24. LANDLORD'S REMEDIES. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time
thereafter at its election:  (i)   terminate this Lease or Tenant's right of
possession, but Tenant shall remain liable as hereinafter provided; and/or (ii) pursue any remedies provided for under this Lease or at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

          If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

          If Landlord terminates Tenant's right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

          Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

     25. TENANT'S REMEDIES/LIMITATIONS OF LIABILITY. Landlord shall not be in default hereunder and Tenant shall not have any remedy or cause of action unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All such obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. SEE ADDENDUM
                                                                 ------------
ONE.
- ---

     26.  WAIVER OF JURY TRIAL.  INTENTIONALLY DELETED.
                                 ----------------------

     27. SUBORDINATION. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust. SEE ADDENDUM ONE.
                -----------------

     28. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

     29. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate reasonably requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within 10 days after Landlord's written request thereof.

     30. ENVIRONMENTAL REQUIREMENTS. Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or store or use any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in compliance with all Environmental Requirements, and shall immediately remediate any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"); the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes petroleum (as defined in CERCLA) and any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements.

          Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any breach of the obligations under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, or invitees, regardless of whether Tenant had knowledge of such noncompliance. The indemnification and hold harmless obligations of Tenant shall survive any termination of this Lease.

          Landlord shall have access to, and a right to perform inspections and tests of, the Premises as it may require to determine Tenant's compliance with Environmental Requirements and Tenant's obligations under this Paragraph 30. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

     31. RULES AND REGULATIONS. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project. SEE
                                                                     ---
ADDENDUM ONE.
- -------------

     32. SECURITY SERVICE. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

     33. FORCE MAJEURE. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord ("Force Majeure").

     34. ENTIRE AGREEMENT. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

     35. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     36. BROKERS. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

     37. MISCELLANEOUS. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

     (b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

     (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

     (d) Except as otherwise expressly provided in this Lease or as otherwise may be required by applicable law, Landlord's granting or withholding of any consent or approval shall be at its complete discretion.

     (e) At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. SEE
                                                                             ---
ADDENDUM ONE.
- -------------

     (f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

     (g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

     (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligation upon either party until execution of this Lease by both parties.

     (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     (j) Any amount not paid by Tenant within 5 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

     (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

     (l) Time is of the essence as to the performance of Tenant's obligations under this Lease.

     (m) All exhibits and addenda attached hereto are incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

     38.  LANDLORD'S LIEN/SECURITY INTEREST.  INTENTIONALLY DELETED.
                                              ----------------------

     39. LIMITATION OF LIABILITY OF TRUSTEES, SHAREHOLDERS, AND OFFICERS OF SECURITY CAPITAL INDUSTRIAL TRUST. Any obligation or liability whatsoever of Security Capital Industrial Trust, a Maryland real estate investment trust, which may arise at any time under this lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


TENANT:                            LANDLORD:

FUTRONIX CORPORATION               SCI NORTH CAROLINA LIMITED PARTNERSHIP



By:/s/ T.M. Hunt                   By: /s/  John W. Seiple
   -------------------                ------------------------------------------
NAME:TERRY HUNT                    Name: JOHN U. SEIPLE
     -----------------                  ----------------------------------------
Title:PRESIDENT                    Title: VICE PRESIDENT
      ----------------                   ---------------------------------------

Address:                           Address:

______________________             _____________________________________________

______________________             _____________________________________________

______________________             _____________________________________________


                                   With a copy to:

                                   Security Capital Industrial Trust
                                   14100 East 35th Place
                                   Aurora, Colorado  80011

                             RULES AND REGULATIONS
                             ---------------------

     1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

     2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

     3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

     4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

     5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

     6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

     7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. No vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicles. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord. SEE ADDENDUM ONE.
                                                              -----------------

     8. Tenant shall maintain the Premises free from rodents, insects and other pests.

     9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

     10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person. SEE ADDENDUM ONE.
                  ----------------

     11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

     12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

     13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

     14. No auction, public or private, will be permitted on the Premises or the Project.

     15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

     16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any other than that specified in the Lease. No gaming devices shall be operated in the Premises.

     17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

     18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

     19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

                        ADDENDUM ONE TO LEASE AGREEMENT
                        -------------------------------

                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                       DATED FEBRUARY ___, 1995, BETWEEN
             SCI NORTH CAROLINA LIMITED PARTNERSHIP, AS LANDLORD,
                                      AND
                        FUTRONIX CORPORATION, AS TENANT


     In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall supersede and control.

1. Tenant shall have the right to occupy and use the Premises as soon as the building in which the Premises will be situated has been substantially completed and the "Initial Tenant Improvements" provided for in Addendum Two to this Lease have been completed to the extent described in Paragraph
     (d) of said Addendum Two. The estimated date for such initial occupancy by Tenant is March 15, 1995, subject to Force Majeure. As soon as such level of completion is achieved, Tenant shall be entitled to occupy and use the Premises in accordance with said Paragraph (d) of Addendum Two. All terms and provisions of this Lease (except Tenant's obligation to pay Base Rent and Operating Expenses, for which there shall be no obligation until the Commencement Date of the Lease) shall apply from and after the actual date of Tenant's occupancy of the Premises, even though the Commencement Date of this Lease shall remain June 1, 1995.

2. The Premises will be part of a new building currently being constructed by Landlord. Landlord represents and warrants to Tenant that said building, and the Initial Tenant Improvements provided for in the Construction Addendum attached as Addendum Two to this Lease, shall be constructed in compliance with all applicable laws, codes, ordinances, and regulations, including (without limitation) the "ADA" as defined in Paragraph 3 of this Lease.

3. With respect to the last sentence of the second paragraph of Paragraph 3 of the Lease, captioned "USE," and the second sentence of Paragraph 12 of the Lease, captioned "TENANT IMPROVEMENTS AND TRADE FIXTURES," each relating to compliance with the "ADA," Tenant's obligations thereunder shall relate only to the interior of the Premises and any changes to the Project that relate solely to the specific manner of use of the Premises by Tenant; and Landlord, at its expense, shall make all other additions to or modifications of the Project required from time to time by the ADA.

4. With respect to the last paragraph of Paragraph 3 of the Lease, captioned "USE," Tenant has indicated to Landlord that the Premises will be used for the storage and wholesale sale of electrical products such as electrical wire, cable, conduit and other electrical equipment (but not for transformers or other electrical equipment containing polychlorinated biphenyls or "PCBs"). Landlord acknowledges and agrees that such use of the Premises by Tenant will not void Landlord's insurance or increase the premiums of Landlord's casualty insurance policy covering the Project.

5. With respect to Paragraph 9 of the Lease, captioned "INSURANCE," Landlord agrees that Tenant's Proportionate Share of the insurance premiums charged for any and all policies of insurance maintained by Landlord under the Lease (regardless of the types or amounts of coverage maintained by Landlord from time to time) shall not increase during the initial Lease Term by more than $0.01 per square foot of the Premises per year over the amount set forth on page one of this Lease.

6. The last sentence of Paragraph 10 of the Lease, captioned "LANDLORD'S REPAIRS," is deleted in its entirety and the following provisions are substituted therefor:

          Tenant shall immediately give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have the applicable time period set forth in Paragraph 25 of this Lease in which to perform such repair (but without affecting Tenant's self-help rights in the event of an emergency as expressly provided for in the following paragraph, if applicable).

          In the event of an emergency (being defined as an imminent threat of personal injury to Tenant's employees or material damage to Tenant's equipment or other property at the Premises), Tenant shall have the right to make such temporary, emergency repairs to the roof, foundation, floors and exterior walls of the building of which the Premises are a part, as may be reasonably necessary to prevent such material damage to the equipment or property of Tenant situated in the Premises, or such personal injury to Tenant's employees, provided Tenant has no reasonable alternative and has either (i) notified Landlord's representative of such emergency by telephone (with subsequent written notice as soon as practicable), and Landlord has failed to initiate emergency repairs within twenty-four (24) hours of such notification, or (ii) Tenant has attempted in good faith to notify Landlord's representative of such emergency by telephone (with subsequent written notice as soon as practicable) and has been unsuccessful in its attempts to contact such representative for a period of twenty-four (24) hours. The provisions of this paragraph do not constitute an authorization by Landlord for Tenant to enter the premises of any other tenant of the Project, and Tenant has not been designated as Landlord's agent for the purposes of any such entry. Landlord shall reimburse Tenant for the reasonable, out-of-pocket costs incurred by Tenant in making such emergency repairs to the roof, foundation or exterior walls, as applicable, up to (but not to exceed) $5,000.00 with respect to each such occurrence, within thirty (30) days after submission by Tenant to Landlord of an invoice therefore, accompanied by reasonable supporting documentation for the costs so incurred. In the event Landlord fails or refuses to reimburse Tenant for such costs within such thirty (30) day period and Tenant brings an action for recovery of such amounts from Landlord as provided for in this Lease, then Tenant shall be entitled to recover, in addition to the amount of such costs, interest on such amounts from the date incurred by Tenant until recovered from Landlord, at the rate provided in Paragraph 37(j) of this Lease, and the reasonable attorney's fees and other costs of court incurred by Tenant in pursuing such action.

7. Paragraph 12 of the Lease, captioned "TENANT IMPROVEMENTS AND TRADE FIXTURES," is revised to include the following additional provisions:

          Landlord agrees that it shall not require payment and performance bonds for Tenant Improvements proposed by Tenant from time to time that will cost (in the aggregate, with respect to each such proposal) less than $100,000.00.

8. With respect to Paragraph 13 of the Lease, captioned "SIGNS," Landlord agrees that it shall not unreasonably withhold, delay or condition its approval of any signage submitted thereunder identifying Tenant or Tenant's business in and from the Premises. Tenant's initial signage will be approved as part of the plan review and approval process provided for in Paragraph (a) of the Construction Addendum attached as Addendum Two to this Lease.

9. Notwithstanding the provisions of Paragraph 14 of the Lease, captioned "PARKING," and/or the provisions of Rule 7 of the Rules and Regulations attached to this Lease, Landlord agrees that Tenant shall at all times during the Lease Term be entitled to the use of twenty (20) automobile parking spaces to be designated as reserved for use by Tenant, its employees and business invitees in the area indicated on the site plan attached as Exhibit A to this Lease. Such reserved spaces shall be so
                 ---------
     marked or designated by Tenant in a manner approved by Landlord. As provided for in said Paragraph 14, Landlord shall not be responsible for enforcing Tenant's reserved parking rights.

10. Notwithstanding the provisions of the first sentence of the second paragraph of Paragraph 17 of the Lease, captioned "ASSIGNMENT AND SUBLETTING," Landlord agrees that in the event of any assignment of the Lease (but not a subletting of the Premises) by Tenant pursuant to the provisions of said Paragraph 17 in circumstances in which Landlord's consent is required by the terms of the Lease and may be withheld or granted in Landlord's sole discretion under the Lease and/or applicable law, then if Landlord grants its consent to such assignment (to be evidenced only by written document), Tenant shall be released from liability for all obligations under this Lease arising or accruing after the effective date of the assumption of this Lease by Tenant's approved assignee by written assumption agreement reasonably acceptable to Landlord.

11. Notwithstanding the provisions of Subparagraph 23(iv) of the Lease, Tenant's vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) insure that Tenant's insurance for the Premises will not be voided or canceled with respect to the Premises as a result of such vacancy, (b) insure that the Premises are secure and not subject to vandalism, and (c) insure that the Premises will be properly maintained in accordance with this Lease after such vacation. Tenant shall inspect the Premises at least once each month and report quarterly in writing to Landlord the condition of the Premises.

12. Paragraph 25 of the Lease, captioned "TENANT'S REMEDIES/LIMITATION OF LIABILITY," is revised to delete the first sentence thereof and to substitute therefor the following provision:

          Landlord shall not be in default hereunder and Tenant shall not have any remedy or cause of action unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (however, if the nature of the circumstances giving rise to Landlord's obligation constitute an emergency, as defined in Paragraph 10 of this Lease, as reasonably determined by a qualified, unaffiliated third party, then landlord shall have only fifteen (15) days to perform such obligation); provided, however, that Landlord shall not be in default under the circumstances described in this Paragraph 25 if Landlord has exercised commercially reasonable efforts to commence to cure such default within the thirty (30) day period described above (or fifteen (15) day period in an emergency, as described above), and thereafter proceeds continuously and diligently to cure such default within a reasonable time.

13. Paragraph 27 of the Lease, captioned "SUBORDINATION," is revised to include the following provision:

          Landlord represents to Tenant that the Project is not subject to or burdened by a mortgage or deed of trust as of the Commencement Date of this Lease. Further, Tenant shall not be obligated to subordinate the Lease or its interest therein to any mortgage or deed of trust subsequently placed on the Project unless concurrently with such subordination the holder of such mortgage or deed of trust agrees in writing not to disturb Tenant's possession of the Premises (so long as no default exists under the Lease) in the event such holder acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise.

14. With respect to Paragraph 31 of the Lease, captioned "RULES AND REGULATIONS," Landlord agrees to use commercially reasonable efforts to cause all tenants of the Project to observe the Project rules and regulations. However, Tenant acknowledges that Landlord has no on-site management office and is not at the Project on a daily basis.

15.  The following provisions are hereby added to Paragraph 37(e) of the Lease:

          Landlord agrees that Tenant shall not be obligated to provide such financial information more than once per calendar year. Landlord shall use commercially reasonable efforts to maintain the confidentiality of the financial information provided by Tenant to Landlord pursuant to this Lease; provided, however, that Landlord shall have the right to provide such information to its accountants, lenders and attorneys, and Landlord shall not be liable for disclosure of such information if disclosed or provided pursuant to a court order or a subpoena ancillary to a legal or administrative proceeding.

16. With respect to Rule 10 of the Rules and Regulations attached to the Lease, any claim of Tenant for the loss of Tenant's tangible personal property on the Premises that is caused by Landlord, its agents, employees or contractors, shall be waived only to the extent such property is insurable.

                                 ADDENDUM TWO

                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                       DATED FEBRUARY ___, 1995, BETWEEN
             SCI NORTH CAROLINA LIMITED PARTNERSHIP, AS LANDLORD,
                                      AND
                        FUTRONIX CORPORATION, AS TENANT

          (a) Landlord agrees to furnish or perform at Landlord's sole cost and expense the construction of the building in which the Premises will be situated, and those items of construction and those improvements (the "Initial
                                                                       -------
Tenant Improvements") specified as follows:
- -------------------

     Approximately 2535 square feet of office space, warehouse lighting, heat and demising wall, one (1) concrete ramp with oversized overhead door, and two (2) dock levelers, as shown on Page 2 of Exhibit A to this Lease, and
                                                  ---------
     as to be more particularly specified in the final plans and specifications prepared pursuant to the following provisions:

          (i) Landlord shall, within five (5) business days after execution of this Lease, provide Tenant with final plans and specifications (the "Final Plans") which shall be consistent with the specifications for the
      -----------
     Premises set forth above and depicted on Page 2 of Exhibit A to this Lease,
                                                        ---------
     for constructing the Initial Tenant Improvements. Tenant shall respond promptly to any inquiries by Landlord regarding the Final Plans for the Premises and shall cooperate with Landlord, to the extent requested by Landlord in developing the Final Plans. Landlord shall submit the Final Plans (together with the specifications for any signage to be installed by Tenant) to Tenant for its approval, and Tenant shall advise Landlord, within five (5) days, of its approval or disapproval of such Final Plans. Tenant's right to disapprove the proposed Final Plans shall be limited to factors which are inconsistent with this Paragraph (a), and any such disapproval (or any objection to the signage criteria) objected to by Tenant. To the extent that the proposed Final Plans or portions thereof are consistent with the specifications for the Premises set forth above and depicted on Page 2 of Exhibit A to this Lease, Tenant shall not be entitled
                           ---------
     to object thereto. If Tenant shall not object in writing to the proposed Final Plans or any element or aspect thereof (or signage criteria) within the time period set forth herein, then such Final Plans or the portions not objected to by Tenant shall be deemed approved.

          (ii)   In the event that Tenant objects in writing ("Objection") as
                                                               ---------
     herein provided to some portion of the proposed Final Plans (or signage criteria), Landlord shall consult with Tenant with respect thereto, and Landlord and Tenant shall use all reasonable efforts to promptly resolve any disputed elements of such proposed Final Plans (or signage criteria). Landlord and Tenant agree that if after consultation with each other and Landlord's architect they are unable to resolve any disputed items within 5 days of Tenant's Objection, then within 5 days thereafter (a) Landlord's architect shall select an architect who is unaffiliated with Landlord to resolve the dispute (the "Arbitrator")
                               ----------
     and (b) each party shall state to the Arbitrator its final position in writing as respects the disputed matter(s). The Arbitrator shall decide on each disputed matter within 15 days of the date of his selection, based solely on such written submissions and the consistency of the parties' submissions with the provisions of this paragraph (a), the Tenant's permitted use of the Premises and the general nature and design of the Project and adjacent properties. The parties consent to the jurisdiction of any appropriate court to enforce and enter judgments upon the decision of the arbitrator. The losing party shall pay the cost of the Arbitrator, but each party shall otherwise bear its own costs and expenses in connection with the dispute.

          (iii) Any delays resulting from negotiations between the parties regarding the Final Plans or resulting from submission of any disputes to the Arbitrator shall be in the nature of Force Majeure (as defined in the Lease).

          (iv) Landlord may commence construction of the Initial Tenant Improvements prior to finalization of the Final Plan and Tenant agrees that it shall cooperate with Landlord to review and approve portions of the Final Plans for different stages or elements of the work so that construction can proceed on a "fast track" basis. The approval process for such portions of the Final Plans shall be substantially as set forth above, provided, however, that any Objection may not be inconsistent with previously approved portions of the Final Plans.

          (b) If Tenant shall desire any changes to the Initial Tenant Improvements or the Final Plans, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Initial Tenant Improvements which Tenant may request and which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

          (c) Landlord shall proceed with and complete the construction of the Initial Tenant Improvements. As soon as such improvements have been Substantially Completed, Landlord shall notify Tenant in writing of the date that the Initial Tenant Improvements were Substantially Completed. Such date, unless a later date is specified as the Commencement Date in this Lease or otherwise agreed to in writing between Landlord and Tenant, shall be the "Commencement Date," unless the completion of such improvements was delayed due
 -----------------
to Tenant's fault, including as a result of changes made to such improvements by Tenant, in which case the Commencement Date shall be the date such improvements would have been completed but for the delays caused by Tenant (but not sooner than the date indicated on page one of the Lease). The Initial Tenant Improvements shall be deemed substantially completed ("Substantially Completed") when, in the opinion of the construction manager (whether an employee or agent of Landlord or a third party construction manager), the Premises are substantially completed except for punch list items which do not prevent in any material way the use of the Premises for the purposes for which they were intended. After the Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant.

          (d) As provided for in Paragraph 1 of Addendum One to the Lease, but subject to applicable ordinances and building codes governing Tenant's right to occupy or perform in the Premises and subject to the provisions of Paragraph 12 of the Lease, it is the intention of Landlord and Tenant that Tenant be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property on the Premises (and to occupy and use the Premises, to the extent feasible) as soon as practicable during the final stages of completion of construction, provided that Tenant does not thereby interfere with the completion of construction of the Premises or the building in which the Premises will be situated, or cause any labor dispute as a result of such installations and use; and provided further that Tenant does hereby agree to assume all risk of loss or damage to such improvements, machinery, equipment, fixtures, and other property and to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations and use.

          (e) Except for incomplete punch list items, Tenant upon the date of Substantial Completion of the Premises shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind or in or about the Premises.

                                ADDENDUM THREE

                        ONE RENEWAL OPTION AT CPI INDEX
                        -------------------------------

                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                       DATED FEBRUARY ___, 1995, BETWEEN
             SCI NORTH CAROLINA LIMITED PARTNERSHIP, AS LANDLORD,
                                      AND
                        FUTRONIX CORPORATION, AS TENANT

     (a) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists, or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of three (3) years (such additional term is hereinafter called the "Extension Term") commencing on the day following the expiration of
            --------------
the Lease Term (hereinafter referred to as the "Commencement Date of the
                                                ------------------------
Extension Term").  Tenant shall give Landlord notice (hereinafter called the
- --------------
"Extension Notice") of its election to extend the term of the Lease Term at
- -----------------
least six (6) months, but not more than twelve (12) months, prior to the scheduled expiration date of the Lease Term.

     (b) The Base Rent payable by Tenant to Landlord during the Extension Term shall be the greater of the following:

          (i) the Base Rent in effect immediately prior to such Extension Term expressed as an annual rent per square foot of floor area, multiplied by a fraction, the numerator of which is the CPI-U (hereinafter defined) for the month nearest the Commencement Date of the Extension Term for which the CPI-U is available and the denominator of which is the CPI-U for the same calendar month preceding the Commencement Date, provided that such fraction, expressed as a number, shall not be less than one; and

          (ii) the Base Rent on the Commencement Date increased by four percent (4%) per annum from the Commencement Date to the beginning of the Extension Term.

The "CPI-U" means the Consumer Price Index for All Urban Consumers, U.S. City
     -----
Average (All Items: 1982-84=100) as issued by the U.S. Department of Labor, Bureau of Labor Statistics. If the Department of Labor ceases to issue the CPI-U, the Landlord may select a substitute index or measure of cost of living to calculate the appropriate cost of living increase.

     (c) The determination of Base Rent does not reduce the Tenant's obligation to pay or reimburse Landlord for operating expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Extension Term without regard to any cap on such expenses set forth in the Lease.

     (d) Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or options to expand, contract, renew or extend the Lease.

     (e) If Tenant does not give the Extension Notice within the period set forth in paragraph (a) above, Tenant's right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice.

     (f) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in "as-is" condition.

     (g) If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.

     (h) If Tenant exercises its rights to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in (d) above.

                                   EXHIBIT A

                                 [FLOOR PLAN]

                                   EXHIBIT A

                                  [FLOOR PLAN]

                                  Page 2 of 2